                                                                     EXHIBIT 4.2

                                     FORM OF

                              NET PERCEPTIONS, INC.

                          REGISTRATION RIGHTS AGREEMENT

                                FEBRUARY 14, 2000

                                TABLE OF CONTENTS


1.      Registration Rights......................................................      1
        1.1    Definitions.......................................................      1
        1.2    Request for Registration..........................................      3
        1.3    Company Registration..............................................      5
        1.4    Obligations of the Company........................................      5
        1.5    Furnish Information...............................................      7
        1.6    Expenses of Demand Registration...................................      7
        1.7    Expenses of Company Registration..................................      8
        1.8    Underwriting Requirements.........................................      8
        1.9    Delay of Registration.............................................      9
        1.10   Indemnification...................................................      9
        1.11   Reports Under Securities Exchange Act of 1934.....................     12
        1.12   Assignment of Registration Rights.................................     12
        1.13   Termination of Registration Rights................................     13

2.      Miscellaneous............................................................     13
        2.1    Successors and Assigns............................................     13
        2.2    Governing Law.....................................................     13
        2.3    Counterparts......................................................     14
        2.4    Titles and Subtitles..............................................     14
        2.5    Notices...........................................................     14
        2.6    Expenses..........................................................     14
        2.7    Amendments and Waivers............................................     14
        2.8    Severability......................................................     14
        2.9    Entire Agreement..................................................     15


Schedule A     Schedule of Holders


                                       i


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                          REGISTRATION RIGHTS AGREEMENT

               REGISTRATION RIGHTS AGREEMENT, dated as of February 14, 2000 (this "Agreement") by and among Net Perceptions, Inc., a Delaware corpora tion (the "Company"), and the stockholders of Knowledge Discovery One, Inc., a Delaware corporation ("KD One"), immediately prior to the Effective Time, all of whom or which are listed on Schedule A hereto (the "Holders").

               The Company, Kentucky Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), and KD One are parties to an Agreement and Plan of Merger, dated as of January 15, 2000, as amended February 3, 2000 (the "Merger Agreement"), providing for the merger of Sub with and into KD One (the "Merger"), with KD One surviving the Merger as a wholly owned subsidiary of the Company. Capitalized terms used and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

               The Buyer and the Holders desire to provide for certain registration rights with respect to the Buyer Common Stock received by the Holders pursuant to the Merger Agreement (together with any other securities issued in respect of or in exchange for such Buyer Common Stock by way of distribution or in connection with a split or combination of, or recapitalization or reclassification affecting, Buyer Common Stock, the "Registrable Securities"), and it is a condition to the obligation of KD One to consummate the Merger that this Agreement be executed and delivered by the Company.

               In consideration of the foregoing, and the respective covenants and agreements set forth herein, the parties hereby agree as follows.

               1. Registration Rights. The Company covenants and agrees as follows:

               1.1 Definitions. For purposes of this Section 1:

                      (a) The term "Act" means the Securities Act of 1933, as amended.


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                      (b) The term "Form S-3" means such form under the Act as
in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                      (c) The term "Holder" is defined on the first page hereof and also includes any assignee thereof in accordance with Section 1.12 hereof.

                      (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                      (e) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                      (f) The term "Registrable Securities" is defined on the first page hereof, provided that (i) such term shall not include any Registrable Securities sold by a person in a transaction in which his rights under this
Section 1 are not assigned and (ii) as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Act and such securities shall have been disposed of under such registration statement, (B) such securities shall have been transferred pursuant to Rule 144 under the Act (or any successor provision thereto) or are transferable in accordance with paragraph (k) of such Rule 144 (or any successor provision thereto), (C) such securities shall have been otherwise transferred or disposed of, and, in each of the cases (A) through (C), new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of such securities shall not require their registration or qualification under the Act or any similar state law then in force, or (D) such securities shall have ceased to be out standing.

                      (g) The term "SEC" shall mean the Securities and Exchange Commission.


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               1.2 Request for Registration.

                      (a) If the Company shall receive at any time 180 days after the date hereof a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $40,000,000, then the Company shall:

                           (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders;

                           (ii) effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the regis tration under the Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 2.5; and

                           (iii)effect such registration, at the election of the Holders, through either (A) an underwritten public offering or (B) a shelf registration pursuant to Rule 415 under the Act (a "Shelf Registration").

                      (b) If the Holders initiating the registration request hereun der ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The under writer will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this


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
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practica ble) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting, subject to the rights of stockholders under
Section 1 of the Company's Amended and Restated Investors' Rights Agreement, dated as of December 18, 1997 (the "1997 Rights Agreement").

                      (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimen tal to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after the receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                      (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                           (i) After the Company has effected one (1) registration pursuant to this Section 1.2 and such registration has been declared or ordered effective; or

                           (ii) During the period starting with the date sixty
        (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.


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               1.3 Company Registration. If (but without any obligation to do
so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securi ties solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall be required to include Registrable Securities in only one registration under this Section 1.3.

               1.4 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously and as reasonably possible:

                      (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registra tion statement effective for a period of up to one hundred twenty (120) days, pro vided, however, that in the case of a Shelf Registration, the Company will, subject to Section 1.4(b), keep the Shelf Registration Statement continuously effective for a period of two years from the date of this Agreement, or such shorter period that will terminate when there are no Registrable Securities outstanding.

                      (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and, with respect to a Shelf Registration, subject to the further provisions of this Section 1.4(b), use reasonable efforts to enable a Holder to use the prospectus forming a part thereof for offers and resales of Registrable Securities, including


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
without limitation, to identify such Holder as a selling security holder in the registra tion statement for the Shelf Registration provided, however, if the Company deter mines based upon the advice of counsel that it is advisable to disclose in the Shelf Registration Statement a financing, acquisition or other corporate transaction or other material event affecting the Company or its securities, and the Board of Directors of the Company (or an executive officer of the Company duly authorized for such purpose) shall have determined in good faith that such disclosure would not be in the best interests of the Company and its stockholders, the Company shall not be required to prepare and file such amendment or supplement for such period as the Board of Directors of the Company shall have determined in good faith is in the best interests of the Company and its stockholders. Upon notification of the Holders whose Registrable Securities are included in such registration of the occurrence of any event contemplated above, such Holders shall suspend the use of the prospectus forming a part of such registration statement until the requisite changes to such prospectus have been made.

                      (c) Furnish to the Holders, without charge, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                      (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                      (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                      (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an


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
untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                      (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                      (h) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               1.5 Furnish Information.

                      (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                      (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 if, due to the operation of subsec tion 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsec tion 1.2(a).

               1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disburse ments of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall


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
bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to
Section 1.2 (which agreement shall bind all Holders of Registrable Securities, even if a Holder has not signed such agreement); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their right to a demand registration pursuant to
Section 1.2.

               1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualifica tion of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for all the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

               1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be appor tioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities


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
included in such offering or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering, including, without limitation, rights granted in Section 1 of the 1997 Rights Agreement. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

               1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

               1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                      (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage,


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
liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person. (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

                      (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any govern mental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemni fying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however,


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
that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                      (d) If the indemnification provided for in this Section
1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                      (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                      (f) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.


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
               1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                      (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                      (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                      (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                      (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Com pany that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably re quested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

               1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 75,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) or otherwise associated with such partnership shall be aggregated together and with the partner ship; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

               1.13 Termination. This Agreement shall terminate and be of no further force or effect on the fifth anniversary of the date the Company's initial public offering was consummated or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder can be sold in any three
(3) month period without registration in compliance with Rule 144 of the Act.

               2. Miscellaneous.

               2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including trans ferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agree ment.

               2.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

               2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, or (iii) upon delivery by facsimile transmission to the party to be notified at the facsimile number indicated for such party on the signature page hereof, or at such other facsimile number as such party may designate by ten (10) days' advance written notice to the other parties.

               2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

               2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               2.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                     NET PERCEPTIONS, INC.



                     By: /s/ Thomas M. Donnelly
                        -----------------------------------------------
                         Name:  Thomas M. Donnelly
                         Title: Chief Financial Officer

                         Address: 7901 Flying Cloud Drive
                                  Eden Prairie, MN  55344
                         Telephone: (612) 903-9424
                         Facsimile: (612) 903-9425



                     HOLDERS:


                     By: /s/ Chet Aitken
                        -----------------------------------------------
                        Name: Chet Aitken
                        Address:   100 Kingston Road
                                   New Market, Ontario
                                   L34 5W7 Canada

                        Telephone:

                    By: /s/ Nathan Beach
                        -----------------------------------------------
                        Name: Nathan Beach
                        Address:   404 Thompson Road
                                   Richardson, Texas  75080

                        Telephone:

                     By: /s/ Brian G. Benton
                        -----------------------------------------------
                        Name: Brian G. Benton
                        Address:   108 Tallstar
                                   Austin, Texas  78734

                        Telephone:

                     By: /s/ A. Bhargava
                        -----------------------------------------------
                        Name: Ajay Bhargava
                        Address:   8405 Cornerwood Drive
                                   Austin, Texas  78717

                        Telephone:

                     By: /s/ David Boles
                        -----------------------------------------------
                        Name: David Boles
                        Address:   7206 Holly Fern Cove
                                   Austin, Texas  78750

                        Telephone:

                     By: /s/ Joe Bulger
                        -----------------------------------------------
                        Name: Joe Bulger
                        Address:   16905 Capri Isle Lane
                                   Austin, Texas  78717

                        Telephone:

                     By: /s/ Roger H. Castillo
                        -----------------------------------------------
                        Name: Roger H. Castillo
                        Address:   6800 Austin Center Blvd. #931
                                   Austin, Texas  78731

                        Telephone:

                     By: /s/  Joseph Dalton
                        -----------------------------------------------
                        Name: Joseph Dalton
                        Address:   4104 Hidden Canyon
                                   Austin, Texas  78746

                        Telephone:

                     By: /s/ Mark Davis
                        -----------------------------------------------
                        Name: Mark Davis
                        Address:   10120 Scull Creek Drive
                                   Austin, Texas  78730

                        Telephone:

                     By: /s/ Paul Dehnert
                        -----------------------------------------------
                        Name: Paul Dehnert
                        Address:   3110 Maywood Avenue
                                   Austin, Texas  78703

                        Telephone:

                     By: /s/ Ron Dovich
                        -----------------------------------------------
                        Name: Ron Dovich
                        Address:   5721 Standing Rock Road
                                   Austin, Texas  78730

                        Telephone:

                     By: /s/ David Elliott
                        -----------------------------------------------
                        Name: David Elliott
                        Address:   8807 Silverarrow Circle
                                   Austin, Texas  78759

                        Telephone:

                     By: /s/ Peter J. Eppele
                        -----------------------------------------------
                        Name: Peter J. Eppele
                        Address:   1307 Delta Avenue  #1
                                   Cincinnati, Ohio  45208

                        Telephone:

                     By: /s/ Wes Fox
                        -----------------------------------------------
                        Name: Wes Fox
                        Address:   4908 Reunion Drive
                                   Plano, Texas 75024

                        Telephone:

                     By: /s/ Francine R. Frazer
                        -----------------------------------------------
                        Name: Francine R. Frazer
                        Address:   5005 Rainbow End
                                   Culver City, CA 90230

                        Telephone:

                     By: /s/ Kent A. Fuka
                        -----------------------------------------------
                        Name: Kent A. Fuka
                        Address:   10904 Low Bridge Lane
                                   Austin, Texas 78750

                        Telephone:

                     By: /s/ Coyne A. Gibson
                        -----------------------------------------------
                        Name: Coyne A. Gibson
                        Address:   5946 Cape Coral Drive
                                   Austin, Texas 78746

                        Telephone:

                     By: /s/ Jeff Goke
                        -----------------------------------------------
                        Name: Jeff Goke
                        Address:   517 Academy Drive
                                   Austin, Texas 78704

                        Telephone:

                     By: /s/ Gregory P. Goralski
                        -----------------------------------------------
                        Name: Gregory P. Goralski
                        Address:   18548 Aztec Drive
                                   Spring Lake, Michigan  49456

                        Telephone:

                     By: /s/ Kay Hackmann
                        -----------------------------------------------
                        Name: Kay Hackmann
                        Address:   11038 Galleria Cove
                                   Austin, Texas  78759

                        Telephone:

                     By: /s/ Karen Heath
                        -----------------------------------------------
                        Name: Karen Heath
                        Address:   4100 Triple Crown
                                   Austin, Texas  78746

                        Telephone:

                     By: /s/ Barry Higgins
                        -----------------------------------------------
                        Name: Barry Higgins
                        Address:   1000 Madera Court
                                   Allen, Texas  75013

                        Telephone:

                     By: /s/ Leticia Huerta
                        -----------------------------------------------
                        Name: Leticia Huerta
                        Address:   5911 Cedardale Drive
                                   Austin, Texas  78745

                        Telephone:

                     By: /s/ Lynn Keeling
                        -----------------------------------------------
                        Name: Lynn Keeling
                        Address:   2709 Benbrook
                                   Austin, Texas  78757

                        Telephone:

                     By: /s/ Sue Keller
                        -----------------------------------------------
                        Name: Sue Keller
                        Address:   4814 Timberline Drive
                                   Austin, Texas  78746

                        Telephone:

                     By: /s/ Meredith Koester
                        -----------------------------------------------
                        Name: Meredith Koester
                        Address:   8615 Rockwood #123
                                   Austin, Texas  78757

                        Telephone:

                     By: /s/ Lee Kunkle
                        -----------------------------------------------
                        Name: Lee Kunkle
                        Address:   P.O. Box 192303
                                   San Francisco, California  94119

                        Telephone:

                     By: /s/ Mary S. McCommon
                        -----------------------------------------------
                        Name: Mary S. McCommon
                        Address:   2503 Park View Drive
                                   Austin, Texas  78757

                        Telephone:

                     By: /s/ Mark McKnight
                        -----------------------------------------------
                        Name: Mark McKnight
                        Address:   1463 Hargis Creek Trail
                                   Austin, Texas  78717

                        Telephone:

                     By: /s/ Mary Mitchell
                        -----------------------------------------------
                        Name: Mary Mitchell
                        Address:   7301 Bluntleaf Cove
                                   Austin, Texas  78750

                        Telephone:

                     By: /s/ Jean Nance
                        -----------------------------------------------
                        Name: Jean Nance
                        Address:   25601 River Fern Court
                                   Leander, Texas  78641

                        Telephone:

                     By: /s/ John A. Overholt
                        -----------------------------------------------
                        Name: John A. Overholt
                        Address:   10616 Pluchea Cove
                                   Austin, Texas  78733

                        Telephone:

                     By: /s/ Jackie Parker
                        -----------------------------------------------
                        Name: Jackie Parker
                        Address:   11409 Capstan Drive
                                   Upper Marlboro, Maryland  20772

                        Telephone:

                     By: /s/ Nick Revezzo
                        -----------------------------------------------
                        Name: Nick Revezzo
                        Address:   404 Innsbrook Drive
                                   Canton, Michigan  48188

                        Telephone:

                     By: /s/ Pam Saegert
                        -----------------------------------------------
                        Name: Pam Saegert
                        Address:   5803 Highland Hills Terrace
                                   Austin, Texas  78731

                        Telephone:

                     By: /s/ Larry Scroggins
                        -----------------------------------------------
                        Name: Larry Scroggins
                        Address:   3940 Cesar Chavez
                                   San Francisco, California  94131

                        Telephone:

                     By: /s/ Lawrence E. Steury
                        -----------------------------------------------
                        Name: Lawrence E. Steury
                        Address:   3913 North Hills Drive
                                   Austin, Texas  78731

                        Telephone:

                     By: /s/ Roger Sunshine
                        -----------------------------------------------
                        Name: Roger Sunshine
                        Address:   5012 China Garden Drive
                                   Austin, Texas  78730

                        Telephone:

                     By: /s/ John Thornton
                        -----------------------------------------------
                        Name: John Thornton
                        Address:   114 W. 7th Street, Suite 1300
                                   Austin, Texas  78701

                        Telephone:

                     By: /s/ Frank R. Triolo
                        -----------------------------------------------
                        Name: Frank R. Triolo
                        Address:   3 River Otter Lane
                                   Savannah, Georgia  31411

                        Telephone:

                     By: /s/ Chien Tung
                        -----------------------------------------------
                        Name: Chien Tung
                        Address:   5404 Merrywing Circle
                                   Austin, Texas  78730

                        Telephone:

                     By: /s/ Elaine Wetmore
                        -----------------------------------------------
                        Name: Elaine Wetmore
                        Address:   2908 Maravillas Loop
                                   Austin, Texas  78735

                        Telephone:

                     By: /s/ Larry Wikelius
                        -----------------------------------------------
                        Name: Larry Wikelius
                        Address:   2908 Maravillas Loop
                                   Austin, Texas  78735

                        Telephone:

                     By: /s/ Linda Wozniak
                        -----------------------------------------------
                        Name: Linda Wozniak
                        Address:   10000 Walnut Shores
                                   Fenton, Michigan  48430

                        Telephone:

                     By: /s/ Mark R. Zuzanek
                        -----------------------------------------------
                        Name: Mark R. Zuzanek
                        Address:   2081 Lakewind Drive
                                   West Bloomfield, Michigan  48324

                        Telephone:

                     By: /s/ Lisa Olson
                        -----------------------------------------------
                        Name: Phoenix Leasing Incorporated
                        Address:   2401 Kerner Blvd.
                                   San Rafael, California 94901-5529

                        Telephone:

                     By: /s/ Robert J. Paluck
                        -----------------------------------------------
                        Name: Centerpoint Venture Partners, L.P.
                        Address:   Two Galleria Tower
                                   13455 Noel Road #1670
                                   Dallas, Texas  75240

                        Telephone:

                     By: /s/ W. Stephen Holmes
                        -----------------------------------------------
                        Name: InterWest Partners VI, L.P.
                        Address:   3000 Sand Hill Road
                                   Building 3, Suite 255
                                   Menlo Park, California  94025

                        Telephone:

                     By: /s/ W. Stephen Holmes
                        -----------------------------------------------
                        Name: InterWest Investors VI, L.P.
                        Address:   3000 Sand Hill Road
                                   Building 3, Suite 255
                                   Menlo Park, California  94025

                        Telephone:

                     By: /s/ Habib Kairouz
                        -----------------------------------------------
                        Name: RHO Management Trust I
                        Address:   152 West 57th Street
                                   New York, New York  10019

                        Telephone:

                     By: /s/ John Thornton
                        -----------------------------------------------
                        Name: Austin Ventures V, L.P.
                        Address:   114 W. 7th Street, Suite 1300
                                   Austin, Texas  78701

                        Telephone:

                     By: /s/ John Thornton
                        -----------------------------------------------
                        Name: Austin Ventures V Affiliates Fund, L.P.
                        Address:   114 W. 7th Street, Suite 1300
                                   Austin, Texas  78701

                        Telephone:

                     By: /s/ Donald J. Phillips
                        -----------------------------------------------
                        Name: Phillips-Smith Specialty Retail Group III
                        Address:   5080 Spectrum Drive
                                   Suite 805W
                                   Addison, Texas  75001

                        Telephone:

                     By: /s/ L.J. Sevin
                        -----------------------------------------------
                        Name: L.J. Sevin
                        Address:   13455 Noel Road #1670
                                   Dallas, Texas  75240

                        Telephone:

                     By: /s/ Dietrich Erdmann
                        -----------------------------------------------
                        Name: Dietrich Erdmann
                        Address:   36 Pengstrasse
                                   CH-6052 Hergiswil
                                   Switzerland

                        Telephone:

                     By: /s/ Jon W. Bayless
                        -----------------------------------------------
                        Name: Jon W. Bayless
                        Address:   13455 Noel Road #1670
                                   Dallas, Texas  75240

                        Telephone:

                     By: /s/ Terrence L. Rock
                        -----------------------------------------------
                        Name: Terrence L. Rock
                        Address:   1408 E. Jeter Road
                                   Bartonville, Texas  76226

                        Telephone:

                     By: /s/ Cindy Alff Perkins
                        -----------------------------------------------
                        Name: Estate of JoAnn K. Eisler
                        Address:   24 Vaughn's Mill Court
                                   Simpsonville, South Carolina 29681

                        Telephone:

                     By: /s/ Harvey B. Cash
                        -----------------------------------------------
                        Name: Harvey B. Cash
                        Address:   13455 Noel Road #1670
                                   Dallas, Texas  75240

                        Telephone:

                     By: /s/ John Dirvin
                        -----------------------------------------------
                        Name: John Dirvin
                        Address:   1218 Havre Lafitte Drive
                                   Austin, Texas  78746

                        Telephone:

                     By: /s/ Craig Foley
                        -----------------------------------------------
                        Name: Craig Foley
                        Address:   7 Locust Lane
                                   Bronxville, New York  10708

                        Telephone:

                                                                      Schedule A


                               Schedule of Holders


Chet Atiken                                Jean Nance
Ajay Barghava                              John Overholt
Nathan Beach                               Jackie Parker
Brian Benton                               Nick Revezzo
David Boles                                Pam Saegert
Joe Bulger                                 Larry Scroggins
Roger Castillo                             Larry Steury
Joe Dalton                                 Roger Sunshine
Mark Davis                                 John Thornton
Paul Dehnert                               Frank Triolo
Ron Dovich                                 Chien Tung
David Elliott                              Elaine Wetmore
Peter Eppele                               Larry Wikelius
Wes Fox                                    Linda Wozniak
Fran Frazer                                Mark Zuzanek
Kent Fuka                                  Centerpoint Venture Partners L.P.
Coyne Gibson                               InterWest Partners VI, L.P.
Jeff Goke                                  InterWest Investors VI, L.P.
Greg Goralski                              RHO Management Trust I
Kay Hackmann                               L.J. Sevin
Karen Heath                                Dietrich Erdmann
Barry Higgins                              Jon Bayless
Leticia Huerta                             Terry Rock
Roger Hughes                               Estate of Jo Eisler
Lynn Keeling                               H. Berry Cash
Sue Keller                                 Austin Ventures V, L.P.
Meredith Koester                           Austin Ventures Affiliates Funds V, L.P.
Lee Kunkle                                 John Dirvin
Mary McCommon                              Phillips-Smith Specialty Retail Group III
Mark McKnight                              Craig Foley
Mary Mitchell